UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2011

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices)		(Zip Code)
12701 Whitewater Drive, Suite 200, Minnetonka, MN		55343

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 5, 2011, Famous Dave’s of America, Inc. (the “Company”) and its subsidiaries (collectively with the Company as the “Borrower”) entered into an amendment (the “Amendment”) to the Company’s Second Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, as administrative agent and lender (the “Lender”) (as amended, the “Credit Agreement”). The Credit Agreement provides for loans consisting of a revolving credit facility of $30.0 million, with a Company option, subject to the Company meeting identified covenants and elections to participate by the Lender, to increase the amount to $50.0 million (the “Revolving Facility”), and a term loan (the “Term Loan”). The Borrower has granted the Lender a security interest in all of the Borrower’s current and future personal property to secure obligations under the Credit Agreement. At July 5, 2011, the principal amount outstanding under the Revolving Facility and the Term Loan were approximately $10.4 million and $6.3 million, respectively.

The Amendment extends the term of the Revolving Facility for an additional five years ending July 5, 2016, and modifies the maturity of the Term Loan to be coterminous with the Revolving Facility. Prior to the Amendment, the Revolving Facility and the Term Loan were previously scheduled to expire on May 1, 2013 and March 4, 2017, respectively. In addition, the Amendment permits the Company to repurchase up to an additional $30.0 million of its common stock under share repurchase programs during the remaining term of the Credit Agreement, subject to specified limitations and conditions. As amended, principal amounts outstanding under the Revolving Facility bear interest either at an adjusted Eurodollar rate plus an applicable margin or at a Base Rate plus an applicable margin. The Base Rate is defined in the Credit Agreement as either the Federal Funds Rate plus 0.75% or Wells Fargo’s prime rate. The applicable margin will range from 1.50% to 2.25% for Euro Dollar Rate loans and from 0.00 percent to 0.75 percent for Base Rate loans, in each case depending on the Company’s adjusted leverage ratio from time to time. In addition, the Amendment increases the required minimum annual amortization of principal of the Term Loan from 5 percent to 10 percent.

The Credit Agreement contains customary affirmative and negative covenants, including financial covenants, for credit facilities of this type, including restrictions on the Borrowers with respect to indebtedness, liens, investments, distributions, mergers and acquisitions, dispositions of assets and transactions with affiliates of the Borrowers, among others.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment itself, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The benefits of the representations and warranties set forth in the amended agreement are intended to be relied upon by the parties to the amended agreement only, and do not constitute continuing representations and warranties of the Borrower to any other party or for any other purpose.

The Company expects to use any borrowings under the Credit Agreement for general working capital purposes, as well as the repurchase of shares under the Company’s share repurchase authorization.

Item 7.01	Regulation FD Disclosure.

On July 5, 2011, we issued a press release announcing the Borrowers’ entry into the Amendment. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	First Amendment to Second Amended and Restated Credit Agreement dated July 5, 2011.

99.1	Famous Dave’s of America, Inc. Press Release dated July 5, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: July 5, 2011	By:	/s/ Diana G. Purcel
Name: Diana G. Purcel
Title: Chief Financial Officer and Secretary

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